UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2010

MICRUS ENDOVASCULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51323	23-2853441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

821 Fox Lane, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 433-1400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   SUBMISSION TO A VOTE OF SECURITY HOLDERS.

On September 14, 2010, Micrus Endovascular Corporation (“Micrus”) held its 2010 annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 11, 2010, by and among Micrus, Johnson & Johnson and Cope Acquisition Corp. and certain other matters, as set forth below.  As of August 9, 2010, the record date for the Annual Meeting, 16,623,795 shares of Micrus common stock were issued and outstanding.  A quorum of 14,067,585 shares of Micrus common stock was present at the Annual Meeting.  The following proposals were voted upon by stockholders at the Annual Meeting:

1.    Adoption of the Agreement and Plan of Merger, dated as of July 11, 2010, by and among Micrus, Johnson & Johnson and Cope Acquisition Corp.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
11,759,890	73,472	11,125	2,223,098

2.    Election of two Class II Directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified.  The voting results were as follows:

	Total Votes for Each Director	Total Votes Withheld from Each Director
John T. Kilcoyne	11,734,883	109,604
Jeffrey H. Thiel	11,701,629	142,858

There were 2,223,098 broker non-votes with respect to each of the nominees.

3.    Ratification of the appointment of PricewaterhouseCoopers LLP as Micrus’s independent registered public accounting firm for the 2011 fiscal year.  The voting results were as follows:

For	Against	Abstain
13,568,888	36,875	461,822

4.    Approval of an adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.  The voting results were as follows:

For	Against	Abstain
12,997,803	588,576	481,206

ITEM 8.01.   OTHER EVENTS.

On September 14, 2010, Micrus issued a press release announcing that the stockholders of the company had approved the Agreement and Plan of Merger at its Annual Meeting.  A copy of the press release is attached to this report as Exhibit 99.1.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, issued and dated September 14, 2010 by Micrus Endovascular Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION

Date: September 14, 2010	By:	/s/ Gordon T. Sangster
		Name:	Gordon T. Sangster
		Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit Number	Description

99.1	Press release, issued and dated September 14, 2010 by Micrus Endovascular Corporation